AMENDMENT TO TRADE FINANCE AGREEMENT


         In reference to the Trade Finance Agreement ("Agreement") dated July 1, 1996 between Union Bank of California, N.A. ("Bank") and SanDisk Corporation ("Borrower"), the Bank and Borrower desire to amend the Agreement. This amendment shall be called the First Amendment to the Agreement. Initially capitalized terms used herein which are not otherwise defined shall have the meaning assigned thereto in the Agreement.

         Amendments to the Agreement:

         SECTION 1. THE LOAN

                  Subsection 1.1 The Trade Finance Credit Facility, line 3, of the Agreement is hereby amended by substituting "July 15, 1998" for "July 1, 1997"

                  Subsection 1.1.1 Clean Advance Line, line 5, of the Agreement is hereby amended by substituting "July 15, 1998" for "July 1, 1997"

                  Subsection 1.1.2 The Standby Letter of Credit, line 7, of the Agreement is hereby amended by substituting "September 29, 1998" for "September 29, 1997".

         SECTION 3. REPRESENTATIONS AND WARRANTIES

                  Subsection 3.4 Financial Statements, lines 2,3,4,5, and 6, of the Agreement are hereby amended by substituting "December 31, 1996" for each "December 31, 1995" and "March 31, 1997" for each "March 31, 1996".

         SECTION 4. AFFIRMATIVE COVENANTS

                  Subsection 4.7 Tangible Net Worth, line 2, of the Agreement is hereby amended by substituting "Eighty Million Dollars ($80,000,000)" for "Seventy Million Dollars ($70,000,000)".

                  Subsection 4.9 Profitability, of the Agreement is hereby deleted in its entirety and the following substituted therefor:

                  "Profitability.   Borrower  will  not  have  two   consecutive
quarterly after tax losses as reported at the end of such fiscal quarter."



                  This First Amendment shall become effective when the Bank shall have received the




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acknowledgment copy of this First Amendment executed by the Borrower.



Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. This first Amendment shall not be a waiver of any existing default or breach of a condition to covenant unless specified herein.

Very truly yours,

Union Bank of California, N.A.


By:    /s/ John Noble
      ----------------------------
       John Noble
       Vice President

By:    /s/ James Goudy
      ----------------------------
       James Goudy
       Vice President


Agreed and Accepted this 30th day of June 1997.

SanDisk Corporation

By:      /s/ Eli Harari
         --------------------------------
Name:    Eli Harari
Title:   President & CEO

By:      /s/ Cindy Burgdorf
         -------------------------------
Name:    Cindy Burgdorf
Title:   CFO, Sr. VP Finance

                      AMENDMENT TO TRADE FINANCE AGREEMENT



         In reference to the Trade Finance Agreement ("Agreement") dated July 1, 1996, as amended from time to time, between Union Bank of California, N.A. ("Bank") and SanDisk Corporation ("Borrower"), the Bank and Borrower desire to amend the Agreement. This amendment shall be called the Second Amendment to the Agreement. Initially capitalized terms used herein which are not otherwise defined shall have the meaning assigned thereto in the Agreement.

         Amendments to the Agreement :

         SECTION 4. AFFIRMATIVE COVENANTS

                  Subsection 4.7 Tangible Net Worth, is hereby deleted in its entirety and the following substituted therefor:

                  "Tangible Net Worth. Borrower will maintain a Minimum Tangible Net Worth of not less than Eighty Million Dollars ($80,000,000.00), which amount shall be increased by Fifty percent (50%) of its net profit for each fiscal quarter. `Tangible Net Worth' shall mean net worth increased by indebtedness of Borrower subordinated to Bank and decreased by patents, licenses, trademarks, trade names, goodwill, and other similar intangible assets, organizational expenses, security deposits, prepaid costs and expenses and monies due from affiliates (including officers, shareholders and directors). `Tangible Net Worth' shall include the United Silicon Inc., a Taiwanese corporation, investment."

                  Subsection 4.7 Debt to Tangible Net Worth, of the Agreement is hereby deleted in its entirety and the following substituted therefor:

                  "Debt to Tangible  Net Worth.  Borrower  will,  on a quarterly basis, maintain a ratio of total liabilities to Tangible Net Worth of not greater than 0.5:1.0. `Tangible Net Worth' shall mean net worth increased by indebtedness of Borrower subordinated to Bank and decreased by patents, licenses, trademarks, trade names, goodwill, and other similar intangible assets, organizational expenses, security deposits, prepaid costs and expenses and monies due from affiliates (including officers, shareholders, and directors). `Tangible Net Worth' shall include the United Silicon Inc., a Taiwanese corporation, investment."

         SECTION 5.  NEGATIVE COVENANTS

                  Subsection 5.5 Investments, is hereby deleted in its entirety and the following substituted therefor:

                  "Investments. Borrower will not purchase the debt or equity of another person or entity except for those eligible instruments outlined in Borrower's investment policy provided to Bank, the investment up to $50,000,000 in United Silicon Inc. ("USI") a Taiwanese corporation, savings accounts and certificates of Bank, direct U.S. Government obligations and commercial paper issued by corporations with the top ratings of Moody's or Standard & Poor's, provided all such permitted investments, excluding USI, shall mature within 24 months of purchase."


                  This Second Amendment shall become effective when the Bank shall have received the acknowledgment copy of this Second Amendment executed by the Borrower.

Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. This Second Amendment shall not be a waiver of any existing default or breach of a condition to covenant unless specified herein.

Very truly yours,

Union Bank of California, N.A.

By:      /s/ John Noble
         ------------------------------------------
         John Noble
         Vice President

By:      /s/ James Goudy
         ------------------------------------------
         James Goudy
         Vice President



Agreed and Accepted this 30th day of June, 1997.

SanDisk Corporation

By:      /s/ Eli Harari
         --------------------------------------------

Name:    Eli Harari

Title:   President & CEO

By:      /s/ Cindy Burgdorf
         --------------------------------------------

Name:    Cindy Burgdorf

Title:   CFO, Sr. VP Finance